UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2008

MORRIS PUBLISHING GROUP, LLC

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

333-112246	58-1445060
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of principal executive offices)	(Zip Code)

(706) 724-0851

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 23, 2008, Morris Publishing Group, LLC issued a press release announcing its participation in the JPMorgan Annual High Yield Conference and the availability of an investor slide presentation, including estimates of fourth quarter and full year 2007 operating results. A copy of Morris Publishing’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference. A copy of Morris Publishing’s investor slide presentation is furnished as Exhibit 99.2 and pages numbered 10-29 are incorporated herein by reference. A copy of the press release and the investor slide presentation will be posted on the Company’s web site at www.morris.com for at least 30 days following the presentation.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2008, Morris Publishing Group, LLC issued a press release announcing its participation in the JPMorgan Annual High Yield Conference and the availability of an investor slide presentation, including estimates and guidance for fourth quarter and full year 2007. A copy of Morris Publishing’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference. A copy of Morris Publishing’s investor slide presentation is furnished as Exhibit 99.2 and is incorporated herein by reference. A copy of the press release and the investor slide presentation will be posted on the Company’s web site at www.morris.com for at least 30 days following the presentation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of Morris Publishing Group, LLC, dated January 23, 2008.

99.2	Investor slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2008	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer